THE REGISTRANT REQUESTS THAT THIS REGISTRATION STATEMENT BECOME EFFECTIVE IMMEDIATELY UPON FILING PURSUANT TO SECURITIES ACT RULE 462.
          As filed with the Securities and Exchange Commission on June 28, 1995.
                                                       Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                             ______________________

                           FIRST SECURITY CORPORATION
             (Exact name of registrant as specified in its charter)
          DELAWARE                               87-6118148
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)
                         2ND FLOOR, 79 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH  84111
                                 (801) 246-6000

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ______________________

                                SCOTT C. ULBRICH
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           FIRST SECURITY CORPORATION
                                    2ND FLOOR
                              79 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH  84111
                                 (801) 246-5706
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ______________________
                                   Copies To:
                                A. ROBERT THORUP
                             RAY, QUINNEY & NEBEKER
                                    7TH FLOOR
                              79 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH  84111
                                 (801) 532-1500
                             ______________________


                                                   CALCULATION OF REGISTRATION FEE

Title of each class of         Amount to be registered   Proposed Maximum            Proposed Maximum             Amount of
securities to be registered                              offering price per share    aggregate offering price     registration fee
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock ($1.25              1,000,000 shares (2)           $29.00 (1)                 $29,000,000              $9,999.20
par value)
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock Rights (3)           1,000,000 rights                 None                        None                    None
- -----------------------------------------------------------------------------------------------------------------------------------

         (1) Share Price determined according to Rule 457(c) as of close of business on June 22, 1995.

         (2) Plus, in accordance with Rule 416(a), such indeterminate number of shares as may be included in the First Security
         Corporation Incentive Savings Plan and ESOP (the "Plan") as a result of stock splits or recapitalizations.  In addition, pursuant to rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of beneficial interests in the Plan.

         (3) Each share of Common Stock registered hereby includes one Right to purchase additional securities of the Company, which Right will not be evidenced separately from the Common Stock prior to the occurrence of certain events.  These
         Rights will be triggered by a future acquisition of a certain percentage of the Company's outstanding Common Stock by a stockholder or group of stockholders.

  THIS REGISTRATION STATEMENT CONSISTS OF  ______ CONSECUTIVELY NUMBERED PAGES.
             THE EXHIBIT INDEX IS ON CONSECUTIVELY NUMBERED PAGE 4.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS




              INFORMATION REQUIRED BY PART I TO BE CONTAINED IN THE SECTION 10(A) PROSPECTUS IS OMITTED FROM THE REGISTRATION STATEMENT IN ACCORDANCE WITH RULE 428 UNDER THE SECURITIES ACT OF 1933 AND THE NOTE TO PART I OF FORM S-8.





              THIS REGISTRATION STATEMENT IS FILED FOR THE PURPOSE OF INCREASING THE NUMBER OF REGISTERED SHARES AVAILABLE UNDER THE FIRST SECURITY CORPORATION INCENTIVE SAVINGS PLAN ("THE PLAN"), TO BE ACQUIRED AND HELD IN THE FIRST SECURITY STOCK FUND AND /OR THE EMPLOYEE STOCK OWNERSHIP PLAN INCORPORATED WITHIN THE PLAN. INTERESTS IN, AND SHARES AVAILABLE UNDER, THE PLAN WERE EARLIER REGISTERED ON FORM S-8 FILED ON OCTOBER 20, 1986, FILE NUMBER 33-9501. THE PROSPECTUS INCLUDED WITHIN SAID REGISTRATION STATEMENT IS HEREBY INCORPORATED BY THIS REFERENCE IN ACCORDANCE WITH INSTRUCTION E. TO FORM S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

              The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in the Registration
Statement:

              (1) Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1994;

              (2) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995; and

              (3) Registrant's Proxy Statement dated March 15, 1995.

              In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

              Counsel for Registrant, Ray Quinney & Nebeker PC, has rendered an opinion to the effect that the shares of Registrant's common stock covered by the Registration Statement will be duly and validly issued, fully paid and non-assessable upon issuance. Alonzo W. Watson, who is Secretary of the Company, and Brad D. Hardy, who is Assistant Secretary of the Company, are members of the firm of Ray, Quinney & Nebeker. A daughter of the Chairman and Chief Executive Officer of the Company is an associate attorney at Ray Quinney & Nebeker. At March 31, 1995, attorneys at Ray Quinney & Nebeker, together with their immediate families, beneficially owned less than 5% of the outstanding shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

              Registrant's Articles of Incorporation require the Registrant to indemnify and hold harmless its directors and officers to the extent that indemnifiable expenses or losses were not caused by the willful, bad faith or grossly negligent conduct of the officer or director. Registrant maintained a policy of director's and officer's liability insurance to fund this obligation.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

              Not applicable.


ITEM 8.  EXHIBITS

              The following Exhibits are filed as a part of this Registration
Statement:

              4.1 The Restated First Security Corporation Incentive Savings
                  Plan, as of December 31, 1994.

              4.2 Amendment No. 1 to the Restated First Security Corporation
                  Incentive Savings Plan, including the Appendix creating the ESOP.

              5.  Opinion of Ray Quinney & Nebeker, Professional Corporation.

              23.1    Consent of Deloitte & Touche LLP

              23.2    Consent of Ray Quinney & Nebeker (included in Exhibit 5).

ITEM 9.  UNDERTAKINGS

              (A)  Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3)
                  of the Securities Act of 1933;

                      (ii) To reflect in the Prospectus any facts or events
                  arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                      (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  PROVIDED HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

              (B) Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or
              Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
              1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (C) (1)  Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each employee to whom the Prospectus is sent or given a copy of Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case Registrant shall state in the Prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of Registrant has ended within 120 days prior to the use of the Prospectus, the annual report of Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

                  (2) Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders of Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.










                     [This space left blank intentionally.]

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, First Security Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the 28th day of June, 1995.

                      FIRST SECURITY CORPORATION

                      By:/s/ Morgan J. Evans
                         ------------------------
                               Morgan J. Evans
                               President and Chief Operating Officer


                                POWER OF ATTORNEY

               Each person whose signature appears below hereby constitutes and appoints A. Robert Thorup, Esq. and Brad D. Hardy, Esq. and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including pre- and/or post-effective amendments to this Registration Statement, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date or dates indicated.


Signature                           Title                        Date


/s/ Spencer F. Eccles         Chairman and Chief
- ---------------------------
Spencer F. Eccles             Executive Officer, Director        June 28, 1995


/s/ Morgan J. Evans           President and Chief
- ---------------------------
Morgan J. Evans               Operating Officer, Director        June 28, 1995

/s/ Scott C. Ulbrich          Executive Vice President and       June 28, 1995
- ---------------------------
Scott C. Ulbrich              Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)



/s/ James C. Beardall
- ---------------------------
James C. Beardall             Director                           June 28, 1995


/s/ Rodney H. Brady
- ---------------------------
Rodney H. Brady               Director                           June 28, 1995


/s/ James E. Bruce
- ---------------------------
James E. Bruce                Director                           June 28, 1995


/s/ Thomas D. Dee
- ---------------------------
Thomas D. Dee II              Director                           June 28, 1995


/s/ Dr. David P. Gardner
- ---------------------------
Dr. David P. Gardner          Director                           June 28, 1995


/s/ Kendall D. Garff
- ---------------------------
Kendall D. Garff              Director                           June 28, 1995


/s/ U. Edwin Garrison
- ---------------------------
U. Edwin Garrison             Director                           June 28, 1995


/s/ David B. Haight
- ---------------------------
David B. Haight               Director                           June 28, 1995

/s/ Jay Dee Harris
- ---------------------------
Jay Dee Harris                Director                           June 28, 1995


/s/ Robert T. Heiner
- ---------------------------
Robert T. Heiner              Director                           June 28, 1995


/s/ Karen H. Huntsman
- ---------------------------
Karen H. Huntsman             Director                           June 28, 1995



- ---------------------------
G. Frank Joklik               Director                           June 28, 1995


- ---------------------------
B. Z. Kastler                 Director                           June 28, 1995


/s/ Joseph G. Maloof
- ---------------------------
Joseph G. Maloof              Director                           June 28, 1995


/s/ Scott S. Parker
- ---------------------------
Scott S. Parker               Director                           June 28, 1995


/s/ Dr. Arthur K. Smith
- ---------------------------
Dr. Arthur K. Smith           Director                           June 28, 1995


/s/ James L. Sorenson
- ---------------------------
James L. Sorenson             Director                           June 28, 1995


/s/ Harold J. Steele
- ---------------------------
Harold J. Steele              Director                           June 28, 1995
                                                                       68066.02B

                                  EXHIBIT INDEX

EXHIBIT NUMBER      DESCRIPTION OF EXHIBIT                           LOCATION

4.1             The First Security Corporation Incentive Savings
                Plan, amended and restated as of December 31, 1994.

4.2             Amendment No. 1 to the Restated First Security
                Corporation Incentive Savings Plan, including the
                Appendix creating the ESOP.

5.              Opinion of Ray Quinney & Nebeker, Professional
                Corporation.

23.1            Consent of Deloitte & Touche LLP.

                                                                     Included in
23.2            Consent of Ray Quinney & Nebeker.                    Exhibit 5.